Exhibit 10.22

Ekso Bionics, Inc.

1414 Harbour Way South, Suite 1201
Richmond, California 94804

November 12, 2013

Gravitas Partners Ltd.

Craigmuir Chambers

Roadtown, Tortola, BVI

Pentium Capital Partners Ltd.

250 Park Avenue, 7th Floor

New York, NY 10188

Gentlemen:

This letter agreement (the “Agreement”) hereby supersedes and replaces in its entirety the consulting agreement among Ekso Bionics, Inc. (the “Company”) and Gravitas Partners Ltd. (“Gravitas”) and Pentium Capital Partners Ltd. (“Pentium”) dated August 22, 2013 (the “Initial Agreement”). Gravitas and Pentium are herein referred to individually as a “Consultant” and collectively as the “Consultants.”

1.            Retainer for Providing Future Consulting Services Under Separate Terms and Conditions. Pursuant to the terms hereof, each Consultant is retained by the Company (the “Retainer”) to provide such business consulting services with respect to business and technology or other matters (the “Services”). The fee for this Retainer is set forth in paragraph 3 below and is deemed fully earned upon signing this Agreement. Company acknowledges and agrees that the only obligation on Consultants under this Retainer is to negotiate in good faith the terms and conditions to provide Services in the future. If the Company requests Services to be provided by one or both of the Consultants hereunder same shall be set forth in separate written statements of work for such Services, which separate written statement shall set forth the terms and conditions pursuant to which one or both of the Consultants shall provide the requested Services, including the compensation therefor, and upon execution by the Company and one or both of the Consultants same shall be attached as exhibit(s) hereto and shall be deemed to be incorporated herein. Subject to the terms and conditions set forth herein, the term of this Retainer (the “Term”) shall commence on the date hereof and shall continue until August 22, 2014 unless extended by mutual agreement of the parties or earlier terminated in accordance with the terms hereof. Company and each Consultant acknowledge and agree that Company may engage only one of the Consultants for Services and such engagement shall be exclusively between Company and that Consultant and the other Consultant shall have no rights or involvement therein with respect to those Services.

Gravitas Partners Ltd.

Pentium Capital Partners Ltd.

November 13, 2013

2.            Confirmation Regarding Initial Agreement. The Consultants acknowledge that the Company currently is pursuing a financing transaction. At present it is structured as a private placement of convertible debt securities of the Company (the “Bridge Financing”) and that following the Bridge Financing, the Company intends to enter into a reverse triangular merger with a publicly traded company (“Pubco”), in which merger all of the outstanding shares of the Company will be cancelled in exchange for shares of the common stock of Pubco (the “Pubco Common Stock”) (such transaction, or any other transaction that results in the Company and its subsidiaries becoming subsidiaries of Pubco, or substantially all of the assets of the Company and its subsidiaries becoming owned directly or indirectly by, and their business being conducted directly or indirectly by, Pubco, the “Merger”). For avoidance of doubt and notwithstanding anything to the contrary contained in any prior agreement between the Company and any of the Consultants (including, without limitation, Section 5 of the Initial Agreement), the Consultants acknowledge and agree (a) that the Consultants are not (and have not been) providing any financial or other regulated services to the Company in connection with the Bridge Financing or the Merger (or any financing or transaction terms in connection with the Merger) and (b) that, except as expressly set forth in this Agreement, the Consultants have no right to receive from the Company and the Company has no obligation to pay any Fee (as defined in the Initial Agreement) or other compensation to the Consultants in connection with or as a result of the Bridge Financing or the Merger (or any financing or transaction terms in connection with the Merger).

3.            Additional Consideration. (a)Contingent upon the consummation of the Bridge Loan, or upon any transaction that mirrors same, is similar to or results in benefit to the Company, the Consultants shall be paid the sum of $100,000 by the Company within five *(5) days of the closing on such transaction and (b) immediately following and contingent upon consummation of the Merger, or upon any transaction that mirrors same, is similar to or results in benefit to the Company, the Company shall cause Two Hundred Fifty Thousand (250,000) restricted shares of Pubco Common Stock or the stock of any future entity that is the conduit for the Merger or similar transaction (the “Shares”) to be issued to the Consultants. The Consultants acknowledge that the issuance of the Shares hereunder is contingent upon the consummation of the Merger or similar transaction and that the Merger or other similar transaction may not occur. The Shares shall be registered in the name of, and allocated as between, Gravitas and Pentium pursuant to joint written instructions that shall be provided to the Company by Gravitas and Pentium within 7 days following the date hereof. The restrictions thereon shall be limited to that which are on all other Pubco Common Stock shares (or the stock of such other entity through which a similar or mirror transaction is consummated) that are delivered through the Merger or similar transaction to existing shareholders of the Company in exchange for those existing shares. Consideration payable hereunder in paragraphs (a) and (b) shall be delivered as directed by each Consultant and Company shall pay either to each Consultant or each Consultant’s successors or assigns.

4.            Consultant Representations and Warranties. Each Consultant represents that: (a) it or he will acquire the Shares for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof; (b) it or he meets the requirements of at least one of the suitability standards for an “accredited investor” as that term is defined in Rule 501(a)(3) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”); (c) it or he is unaware of, is in no way relying on, and did not become aware of Pubco or the Shares through or as a result of, any form of general solicitation or general advertising; (d) it or he has such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities, so as to enable it to evaluate the merits and risks of an investment in this Shares and Pubco and to make an informed investment decision with respect thereto; (e) it or he is aware that an investment in the Shares involves a number of very significant risks and has carefully researched and reviewed and understands the risks thereof; (f) it or he understands that the Shares will be restricted shares that have not been registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (i) subsequently registered thereunder, or (ii) pursuant to an available exemption from such registration requirements; (g) it or he is aware that there can be no assurance that there will be any market for resale for the Shares or that the Shares will be freely transferable at any time in the foreseeable future. The Consultants agree to provide promptly such additional information as the Company may reasonably request for compliance with the securities laws of the state in which any of the Consultants is located.

Gravitas Partners Ltd.

Pentium Capital Partners Ltd.

November 13, 2013

5.            Release and Covenant Not to Sue. By execution hereof, the Consultants and the Company hereby fully, forever, irrevocably and unconditionally, releases and discharges each other and each other’s past and present officers, directors, principals, members, shareholders, employees, attorneys, insurers, agents, servants, affiliates, subsidiaries, parent companies, successors, heirs and assigns from any and all causes of action, actions, judgments, liens, indebtedness, damages, losses, claims, claims in bankruptcy, demands, obligations, costs, expenses, attorneys’ fees and liabilities of any nature whatsoever, whether known or unknown, suspected or unsuspected, existing or prospective, and whether based on contract, tort, statutory or other legal or equitable theory of recovery, which it or he has, had or claims to have under, with respect to or arising out of the Initial Agreement (the foregoing claims, collectively, with respect to any person and its Related parties, “Claims”) from the beginning of time to the date this Agreement is signed by all parties. Consultants and the Company further covenants and promises that each will not file, pursue or bring any Claim in any judicial, arbitral or administrative forum against the other or any other party released hereunder; provided, however, that nothing herein shall be construed or deemed to release any covenants contained in, or claims for breach of, this Agreement or any written amendments, supplements or modifications thereto.

6.            Uncertain Claims. The releases set forth in Section 5 extend to claims that the parties do not know or suspect to exist at the date of this Agreement, which if known, might have affected the decision to enter into this Agreement. The Consultants and Company shall be deemed to waive any and all provisions, rights and benefits conferred by any law of the United States or any state or territory of the United States, or principle of common law or equity, which governs or limits a person’s release of unknown claims. The Consultant and Company acknowledge and agree that either may discover facts different from or in addition to those which they now know or believe to be true and that this Agreement shall be and remain effective in all respects notwithstanding such different or additional facts or the discovery thereof.

Gravitas Partners Ltd.

Pentium Capital Partners Ltd.

November 13, 2013

7.           Confidential Information; Non-Disclosure. It is recognized that during the period in which the Consultants provide services to Company, the Consultants may gain knowledge of or have access to certain information which is of a confidential nature. The Consultants shall not make copies of, take, distribute, disclose, directly or indirectly, or otherwise use at any time, during the term of this Agreement or thereafter, any financial, accounting, statistical, or personnel data or any process, compilation of information, records, or any other information concerning the Company’s business operations, inventory, or services (collectively, “Company Confidential Information”) without the prior written consent of the Company, except as may be necessary in the performance of the Consultants’ duties under this Agreement. All copies of such Company Confidential Information in written, graphic or other tangible form shall be returned to Company upon the termination of this Agreement, or earlier upon request. All copies of such Company Confidential Information in electronic form shall be destroyed upon request of Company. It is understood and agreed that information in the public domain, information disclosed to a Consultant by an independent third party without any indication that the same is confidential, and information independently developed by a Consultant without the benefit of any Company Confidential Information, as evidenced by a Consultant’s written records, shall not be deemed to be Company Confidential Information. The foregoing contractual duties to protect Company Confidential Information are in addition to and not a substitution for any greater or additional duties imposed by law. These provisions shall survive the termination of this Agreement.

8.           Transfer of Rights. Each Consultant represents and warrants that it has not assigned or transferred, or purported to assign or transfer, to any person or entity any Claim released or discharged under this Agreement or any part or portion thereof.

9.            Termination. The Term of the engagement of the Consultants to provide Services hereunder may be terminated at any time from time to time without cause by either party upon not less than thirty (30) days prior written notice to the other party. Notwithstanding the foregoing, the Company also may terminate the Term of the engagement of the Consultants to provide Services, effective immediately upon receipt of written notice, if any Consultant breaches or threatens to breach any provision of Section 7 hereof.

10.           Incorporation of Terms of Initial Agreement. The content of Sections 13(b) through (g) of the Initial Agreement is hereby incorporated herein by reference and shall be deemed a part of the Agreement as if fully set forth herein.

11.           Further Assurances. Promptly following the request of a party at any time, the other party shall execute, acknowledge and deliver to the requesting party or the designee thereof (as applicable) such other or further documents or letters as may be reasonably necessary or advisable to evidence or effectuate the purposes of this Agreement.

12.           Warranty of Authorization. Each party hereby represents and warrants to the other party that the making, execution and performance of this Agreement by such party has been duly authorized by all necessary legal, corporate or limited liability company action.

13.           Third Party Beneficiaries. Except for the Company Releasees, there are no third party beneficiaries of this Agreement and no person shall have the right, power or authority to enforce the provisions hereof as though it were a party hereto.

Gravitas Partners Ltd.

Pentium Capital Partners Ltd.

November 13, 2013

14.           Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the state of New York, without giving effect to any choice or conflict of law provision or rule (whether of the state of New York or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the state of New York.

15.            Entire Agreement; Amendments. Except as set forth herein, this Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede any prior agreements and understandings between the parties with respect to such subject matter. Except as otherwise set forth herein, this Agreement amends and replaces in its entirety the Initial Agreement by and between the Company and Gravitas and Pentium. This Agreement shall only be amended by a writing signed by the parties.

16.            Voluntary Assent. Each party affirms that no other promises or agreements of any kind have been made to or with it by any person whatsoever to cause it to sign this Agreement, and that it fully understands the meaning and intent of this Agreement. Each party further states and represents that it has carefully read this Agreement, understands the contents herein, freely and voluntarily assents to all of the terms and conditions hereof, and signs its name of its own free act.

17.            Construction of Agreement. Each of the parties acknowledges that, prior to the execution of this Agreement, they each sought and received the advice of competent legal counsel concerning the ramifications and effect hereof and the transactions contemplated hereby. This is a negotiated agreement and no rule of evidence requiring construction against the drafter shall apply.

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Gravitas Partners Ltd.

Pentium Capital Partners Ltd.

November 13, 2013

If the foregoing correctly sets forth the understanding between us, please so indicate on the enclosed signed copy of this Agreement in the space provided therefore and return it to us, whereupon this Agreement shall constitute a binding agreement between us.

Very truly yours,

Ekso Bionics, Inc.

By:	/s/ Nathan Harding
Name: Nathan Harding
Title: Chief Executive Officer

AGREED TO AND ACCEPTED

as of the date first above written:

Gravitas Partners Ltd.

By:	/s/ Allen Greenstein
Name	Allen Greenstein
Title	Partner

Pentium Capital Partners Ltd.

By:	/s/ Marcel Engenheiro
Name	Marcel Engenheiro
Title	Director